UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC 20549

                         --------------------


                               FORM 8-K


                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     June 1, 2001
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                       Park Pharmacy Corporation
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(Exact Name of Registrant as Specified in Charter)



Colorado                         000-15379              84-1029701
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(State or Other Jurisdiction   (Commission           (IRS Employer
    of Incorporation)           File Number)        Identification No.)



10711 Preston Road, Suite 250, Dallas, Texas                  75230
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(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code  (214) 692-9921
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                                  N/A
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  (Former Name or Former Address, if Changes Since Last Report)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Park Pharmacy Corporation, a Colorado corporation ("Park"), acquired the business operations of Medicine Man, Inc. ("MMI") from the bankruptcy estate (the "Estate") of MMI, a debtor in possession in Case No. 00-80112-G3-11 filed in the United States Bankruptcy Court for the Southern District of Texas, Galveston
Division. The acquired business operations include four (4) pharmacies located south of Houston, Texas in the communities of Santa Fe, Dickinson, Alvin and Angleton, as well as the cash balances in the bank accounts of the Estate. The pharmacies provide traditional retail and over-the-counter services. The assets of MMI were acquired in a newly formed Texas limited partnership that is directly or indirectly controlled by Park. The limited partnership will continue to conduct the business formerly conducted by the MMI pharmacies as a subsidiary of Park, and will continue to operate under the name Medicine Man. The total consideration for the acquisition was approximately $1,779,000, of which $1,129,000 was provided by Park, and $650,000 was provided by cash held in the Estate. The acquisition consideration was used to discharge liabilities of the Estate.

The consideration paid by Park pursuant to the acquisition was negotiated at arm's length between Park and representative of the Estate on the basis of Park's assessment of the value of the acquired business and its associated business and prospects.

To fund the cash portion of the transaction, Park borrowed money under its existing acquisition facility ("Acquisition Facility") provided by the Bank of Texas, N.A. The Acquisition Facility, which matures on August 10, 2001, permits Park to borrow money in to finance its acquisitions, subject to certain conditions.
Under the Acquisition Facility, borrowings for an acquisition under the line may revolve for a period of 180 days, at which point such borrowings are converted to a four (4) year, fully amortizing term loan.

Park Pharmacy Corporation, a holding company based in Dallas, Texas, is engaged, through its subsidiaries, in retail, institutional, infusion, wholesale and Internet pharmacy services. Through Dougherty's Pharmacy in North Dallas and Raven's Pharmacy in Oak Cliff, a Dallas suburb, Park offers traditional independent pharmacy services, including prescriptions, over-the-counter medications, durable medical equipment, health and beauty aids, cosmetics, gifts, greeting cards and other general merchandise. Total Pharmacy Supply, Inc. is a wholesale distributor of non-drug pharmacy supplies for independent, chain, hospital and long-term care pharmacies nationwide. Dougherty's Homecare Infusion and Park Infusion Services, L.P., which operates under the name Park Infusion Care, supply enteral, parenteral and other infusion products to home healthcare and hospice patients throughout North Texas. Dougherty's Homecare and Total Health Care are institutional pharmacies fulfilling prescriptions primarily for hospices and assisted living facilities in North Texas. Rx-Pro.Com, Inc. is an application service platform providing Internet-based pharmacy services, patient charting and other services for physicians and pharmacies.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired

     Audited financial statements of the acquired business will be filed through an amended Form 8-K to be filed within 60 days of the due date of this report.

(b)  Pro Forma Financial Information

     Pro Forma financial statements giving effect to the acquisition will be filed through an amended Form 8-K to be filed within 60 days of the due date of this report.

(c)  Exhibits

     Exhibit No.         Description

     2.1  Order Approving Debtor's Sale of Assets Pursuant to 11
          U.S.C. section 363 Free and Clear of All Liens, Claims,
          Encumbrances and Other Interests.


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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PARK PHARMACY CORPORATION
                              (Registrant)


Date:     June 14, 2001            By: /s/ Thomas R. Baker
                              -----------------------------------
                              Thomas R. Baker,
                              Chief Executive Officer & President


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                        INDEX TO EXHIBITS

     Exhibit No.         Description

     2.1  Order Approving Debtor's Sale of Assets Pursuant to 11
          U.S.C. section 363 Free and Clear of All Liens, Claims,
          Encumbrances and Other Interests.




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